Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (No. 333-107913) on Form S-8 of our report dated June 27, 2007 appearing in the annual report on Form 11-K of the ArvinMeritor, Inc. Savings Plan at December 31, 2006 and for the year then ended.

/s/ Plante & Moran, PLLC

Clinton Township, Michigan

June 27, 2007

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